December __, 2007

VIA U.S. MAIL

Brian Kistler

Freedom Financial Holdings, Inc.

6615 Brotherhood Way, Suite A

Fort Wayne, Indiana 46825

Re:

Amended Lock-Up Agreement

Dear Mr. Kistler:

I am a shareholder of Freedom Financial Holdings, Inc., a Maryland corporation (the “Company”).  I am the holder of ________ (______) shares of common stock of the Company (the “Shares”). In May 2006 and I agreed to the imposition of restrictions on the sale of the Shares for a period of one hundred twenty (120) days after the closing date of the registration statement on Form SB-2 relating to the public offering of common stock of the Company. In February 2007 I further agreed that the underwriter was requiring a lock-up of the Shares for 360 days after the effective date of the registration statement. I would not, directly or indirectly, offer, sell, grant any options to purchase, or otherwise dispose of any shares of Company Common Stock without your prior written consent, except that I may transfer any number of such shares to my children, by gift or otherwise, provided that any such shares will continue to be subject to the restrictions set forth in this letter.

Notwithstanding the above, due to (1) the termination of the Company’s best-efforts offering of up to 750,000 shares and (2) the termination of the underwriting agreement, the restrictions on the sale of the Shares for a period of three hundred and sixty (360) days after the closing date of the registration statement on Form SB-2 relating to the public offering of common stock of the Company are no longer necessary.  Therefore, the February 2007 Amended Lock-Up Agreement is hereby terminated to and the transfer restrictions set forth in the May 2006 Agreement will control.

I hereby consent to the Company informing the transfer agent of the Company of these restrictions and understand that a stop transfer order will be placed at the transfer agent to enforce the terms and conditions of this letter.  Further, I consent to the placement of a legend on the certificate as set forth:

“THESE SHARES ARE RESTRICTED BY A LETTER AGREEMENT DATED AS OF DECEMBER__, 2007, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

This agreement shall be binding on the undersigned and its respective successors, heirs, personal representatives, and assigns.

Very truly yours,

By:  ___________________________

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